Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

EXHIBIT 10.1
Nicola Heffron
[***]
7th March 2022

Re: Avenant au contrat de travail – augmentation de salaire:

Chère Nicola,

J'ai le plaisir de vous confirmer qu'à compter du 29/11/2021, votre salaire annuel de base a été porté à 501072 CHF et qu’à compter du 03/01/2022, votre salaire annuel de base a été porté à 536748.33 CHF.
Ce montant sera assujetti aux cotisations d'assurance sociale habituels et aux impôts à la source, si vous y êtes soumis personnellement. Votre fiche de paie sera établie en conséquence.
La présente lettre constitue une modification officielle à vos conditions d'emploi. Toutes les autres conditions générales resteront en vigueur conformément à votre contrat existant.

Meilleures salutations,

RE: Addendum for Salary increase:

Dear Nicola,

I am pleased to confirm that effective from 29/11/2021, your annual base salary was increased to 501072 CHF and effective from 03/01/2022, your annual base salary was increased to 536748.33 CHF.

This will be subject to the usual Social Insurance contributions and to tax at source, if applicable in your case. Your payslip will be issued accordingly.

This letter is a formal amendment to your terms and conditions of employment. All other terms and conditions will remain as per your existing contract.

Yours sincerely,

/s/ Todd Goffman
Globalization Partners Switzerland SA